UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

Cecil Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24926	52-1883546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 North Street, P.O. Box 568, Elkton, Maryland	21922-0568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 398-1650

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mary B. Halsey

On November 6, 2013, Mary B. Halsey resigned as Chief Operating Officer of Cecil Bancorp, Inc. (the “Company”) and Director and Vice Chairman of the Company’s Board of Directors (the “Board”).  In connection with Ms. Halsey’s resignation and effective on November 6, 2013, the Company and Ms. Halsey have entered into a Separation Agreement and General Release (the “Separation Agreement”) and a Consulting Agreement Term Sheet (the “Consulting Agreement”).

Ms. Halsey’s decision to resign her position as an officer of the Company did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Consulting Agreement

Under the Consulting Agreement, the Company anticipates that Ms. Halsey will serve as a consultant to the Company for six months following her resignation, unless the Consulting Agreement is earlier terminated in accordance with its terms.  This initial term may be extended for an additional three months.  Ms. Halsey will be compensated at an hourly rate of $400, not to exceed 312 hours during the initial term and 156 hours during the extended term, if such extension occurs. The Company will continue to pay the cost of group health coverage for Ms. Halsey if she elects for such coverage.  Ms. Halsey’s duties will be to assist the executive officers with a focus on depositor retention and customer and shareholder relations.

Separation Agreement and General Release

The Separation Agreement confirms Ms. Halsey’s separation from all of her roles at the Company as of November 6, 2013.  Under the Separation Agreement, Ms. Halsey has agreed to release the Company of any and all claims arising from or relating to her employment with and separation from the Company.

Appointment of Terrie G. Spiro

On November 6, 2013, the Board announced the appointment of Terrie G. Spiro, age 57, as Chief Executive Officer and President of the Company and Cecil Bank, a Maryland banking corporation (the “Bank”).  An experienced leader in the financial services industry with over 25 years of industry experience, Ms. Spiro will report to the Board.

Ms. Spiro began her employment with the Company and the Bank on October 1, 2013, subject to regulatory approval by the Federal Reserve Bank of Richmond and the Maryland Commissioner of Financial Regulation of her appointment as Chief Executive Officer and her related Employment Agreement, as described in more detail below.  Given the Company’s and Bank’s position as a troubled financial institution the Board felt it was appropriate to begin Ms. Spiro’s employment on October 1, 2013, prior to regulatory approval, but determined that announcement of her appointment should be delayed until receipt of regulatory approval, announcement to the Company’s and Bank’s employees and customers, and issuance of the attached press release.

Ms. Spiro has served as a director on the board of Jacksonville Bancorp, Inc. (NASDAQ: JAXB) since June 2013.  From 2009 to present, Ms. Spiro has been running her own bank consulting firm, TNP Financial Enterprise Consulting, LLC, providing strategic advice to investors and bank boards on enforcement actions and mergers and acquisitions.  From August 2009 to March 2010, Ms. Spiro also served as Acting CEO and Board Adviser to Virginia Business Bank.  From 2007 to 2009, Ms. Spiro took a personal sabbatical to pursue personal interests.  From 2002 to 2007, Ms. Spiro was the Founding Regional President of the Mid-Atlantic Region for First Horizon National Corporation and First Tennessee Bank (NYSE: FHN), a full service bank region, where she developed the region’s business model and referral program with the mortgage and home building segments while growing region-wide market assets to just under $1 billion before FHN sold the regional market to M&T Bank.  From 2000 to 2002, Ms. Spiro was Executive Vice President of Riggs Bank, N.A. (now PNC of D.C.).  At Riggs Bank, Ms. Spiro was responsible for seven business/lending lines including commercial real estate, not for profit, small business, middle market corporate lending, institutional, and government contract lending.  Ms. Spiro served on Riggs Bank’s Executive Loan and ALCO Committees.  In 1999 and 2000, Ms. Spiro was Director, President and CEO at Heritage Bancorp and Heritage Bank (now Cardinal Bank of Virginia).  From 1988 to 1998, Ms. Spiro served as Founder, Director, President and CEO at Tysons Financial Corporation and Tysons National Bank, a community bank and holding company.  Ms. Spiro holds a B.A. degree in English from Jacksonville University.

Employment Agreement

In connection with Ms. Spiro’s appointment as Chief Executive Officer of the Company and the Bank, an Executive Employment Agreement between the Company, the Bank and Ms. Spiro was executed, subject to regulatory approval, on October 23, 2013, and was subsequently amended in accordance with direction from the Federal Reserve Bank of Richmond on November 6, 2013 (the “Employment Agreement”) and expires on December 31, 2014 (the “Employment Period”).  The Employment Agreement provides for an initial annual base salary of $500,000 per year.  The base salary will be increased by $50,000 as of the first calendar quarter during the Employment Period. The Employment Agreement provides that Ms. Spiro received $100,000 upon signing and additional base salary payable on November 1 and December 1, 2013 and January 1, 2014 of $33,333 for each month. The Employment Agreement also provides that Ms. Spiro will be granted an award of restricted stock (the “Spiro Stock Grants”) at the end of any partial or complete calendar quarter during the Employment Period.  The Company will make the grants to Ms. Spiro pursuant to the Company’s 2009 Equity Incentive Plan.  The value of each such quarterly award at the date of grant shall be either (1) the maximum amount permitted under the executive compensation requirements of the Troubled Asset Relief Program Capital Purchase Program (the “CPP Requirements”) or (2) to the extent the CPP Requirements are not applicable to any such award, the value of each such quarterly award at the grant date shall be equal to one-half of Ms. Spiro’s base salary for the calendar quarter.  However, in no event shall the Spiro Stock Grants result in Ms. Spiro owning more than 9.9% of the Company’s outstanding stock.  The Company and the Bank may terminate Ms. Spiro’s employment at any time for any reason and Ms. Spiro may terminate her employment at any time for any reason.  Upon termination of Ms. Spiro’s employment, no further payments shall be due under the Employment Agreement, other than amounts that were earned prior to such termination.

Change in Control Agreements

In addition, Ms. Spiro and the Company entered into a Change in Control Agreements, effective November 6, 2013 (the “Change in Control Agreement”).  Upon a Change in Control (as defined in the Change in Control Agreement) that occurs during the Employment Period while Ms. Spiro is employed by the Company, Ms. Spiro will receive a one-time lump sum cash payment equal to two times her then-current base salary.

A press release announcing these management and Board changes at the Company is attached to this Report as Exhibit 99.1 and is incorporated by reference into this Report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release, dated November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECIL BANCORP, INC.
November 6, 2013	By:	/s/ Terrie G. Spiro
Terrie G. Spiro President and Chief Executive Officer